CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[****]”) to denote where omissions have been made. Note that five pages of this exhibit contain omitted material pursuant to this request. The confidential material has been filed separately with the Securities and Exchange Commission.

CROSS LICENSE AGREEMENT

This CROSS LICENSE AGREEMENT (the “Agreement”) is entered into as of the Effective Date, by and between IMCOR Pharmaceutical Co., a Nevada corporation (“IMCOR”), Bristol-Myers Squibb Company, a Delaware corporation (“BMS”), and Bristol-Myers Squibb Medical Imaging, Inc., a Delaware corporation (together with BMS, referred to herein as “BMSMI”). IMCOR and BMSMI may be referred to separately as a “Party” or collectively as the “Parties”.

WHEREAS, IMCOR and BMSMI each own and control certain patent rights relating to ultrasound contrast agents and ultrasound imaging;

WHEREAS, IMCOR desires to obtain a non-exclusive license under such BMSMI patent rights as set forth in this Agreement;

WHEREAS, BMSMI desires to obtain a non-exclusive license under such IMCOR patent rights as set forth in this Agreement;

WHEREAS, each Party desires to cross license certain patent rights to the other Party and to engage in the other transactions as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the covenants, acknowledgements and representations contained in this Agreement, the Parties hereby agree as follows.

Article I
Definitions

1.  Definitions.   The terms in this Agreement with initial letters capitalized, whether used in the singular or plural, shall have the meaning designated below or, if not designated below, the meaning as designated in places throughout this Agreement.

(a)  “Affiliate” shall mean any entity which controls, is controlled by, or is under common control with a Party. An entity is deemed to be in control of another entity (controlled entity) if such company directly or indirectly owns 50% or more in nominal value of the issued equity share capital of such other company, or 50% or more of the shares entitled to vote upon the election of: (i) the directors, (ii) persons performing functions similar to those performed by directors, or (iii) persons otherwise having the right to elect or appoint (a) directors having the majority vote of the Board of Directors, or (b) other persons having the majority vote of the highest and most authoritative directive body of such other company.

(b)  “BMSMI Patent Rights” shall mean the following patents and patent applications in the Territory Controlled by BMSMI or its Affiliates: (i) all patent applications pending as of the Effective Date that claim, describe or are directed to the Field; (ii) all patents that have issued or issue from any patent application described in the foregoing clause (i) that claim, describe or are directed to the Field; and (iii) all patent applications and patents, that claim, describe or are directed to the Field, that claim priority to any patent application or patent under the foregoing clauses (i) or (ii), or that claim priority to any patent application or patent to which any patent application or patent under the foregoing clauses (i) or (ii) claims priority. BMSMI Patent Rights include, but are not limited to, the patents listed on Exhibit A hereto.

(c)  “BMSMI Product” shall mean any ultrasound contrast agent used for enhancement of ultrasound imaging; provided that BMSMI Product shall not include any product that is substantially identical in all aspects of composition and performance to an IMCOR or IMCOR Affiliate ultrasound contrast agent that is being used in human clinical trials or is approved for use in humans, unless such product was used in human trials by BMSMI prior to being first used in human clinical trials by IMCOR or an IMCOR Affiliate, as shown by written records. BMSMI Product includes DEFINITY®.

(d)  “Confidential Information” shall mean all information received by a Party from or on behalf of the other Party pursuant to this Agreement that is designated confidential at the time the information is disclosed, subject to the exceptions set forth below.

(e)  “Control” or “Controlled” means, with respect to any Patent Right, the possession (whether by ownership or license) by a Party or its Affiliates of the ability to grant to the other Party the license as provided herein, without violating the terms of any agreement or other arrangement with any Third Party as of the Effective Date.

(f)  “Effective Date” shall mean the last date on which both Parties hereto have executed this Agreement.

(g)  “Field” shall mean contrast enhancement of diagnostic ultrasound imaging, including ultrasound imaging and/or ultrasound contrast agents, including without limitation the formulation, composition, use, and/or methods of making and using ultrasound contrast agents.

(h)  “IMCOR Patent Rights” shall mean the following patents and patent applications in the Territory Controlled by IMCOR or its Affiliates: (i) all patent applications pending as of the Effective Date that claim, describe or are directed to the Field; (ii) all patents that have issued or issue from any patent application described in the foregoing clause (i) that claim, describe or are directed to the Field; and (iii) all patent applications and patents, that claim, describe or are directed to the Field, that claim priority to any patent application or patent under the foregoing clauses (i) or (ii), or that claim priority to any patent application or patent to which any patent application or patent under the foregoing clauses (i) or (ii) claims priority. IMCOR Patent Rights include, but are not limited to, the patents listed on Exhibit B hereto.

[****] Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934, as amended. The confidential materials have been filed separately with the SEC.

(i)  “IMCOR Product” shall mean any ultrasound contrast agent used for enhancement of ultrasound imaging; provided that IMCOR Product shall not include (i) any product that is substantially identical in all aspects of composition and performance to a BMSMI or BMSMI Affiliate ultrasound contrast agent that is being used in human clinical trials or is approved for use in humans, unless such product was used in human clinical trials by IMCOR prior to being first used in human clinical trials by BMSMI or a BMSMI Affiliate as shown by written records, or (ii) any Targeted Agent. IMCOR Product includes IMAGENT®.

(j)  “Option Products” shall mean any one or more of the following BMSMI products in development: [****] (a [****] agent targeted to [****],[****] (a [****] agent targeted to [****],[****] (a [****] agent targeted to [****]), and [****] (a [****] agent targeted to [****]).

(k)  “Patent Rights” shall mean either the IMCOR Patent Rights or the BMSMI Patent Rights, as the context requires.

(l)  “Securities Purchase Agreement” means the agreement to be executed by the Parties concurrently with the execution of this Agreement, that sets forth the rights, preferences and privileges with respect to the Series A Convertible Preferred Stock to be purchased by BMSMI in accordance with Article VI hereof.

(m)  "Targeted Agent" shall mean any ultrasound contrast agent that includes a targeting moiety or component with specific binding affinity for a specific organ, tissue or receptor.

(n)   “Territory” shall mean all countries of the world.

(o)   “Third Party” shall mean any person or entity other than IMCOR or BMSMI or their respective Affiliates.

Article II
Grant of Intellectual Property Rights

1.  IMCOR hereby grants BMSMI and its Affiliates a non-exclusive, irrevocable, fully-paid, perpetual license and immunity from suit under the IMCOR Patent Rights to develop, make, have made, use, sell, and/or offer to sell BMSMI Products in the Territory. BMSMI shall have the limited right to grant sublicenses as follows: (a) BMSMI shall have the right to grant sublicenses under the license set forth in the first sentence hereof to any entity to make, use, sell or offer to sell DEFINITY without IMCOR’s prior approval, including without limitation to Yamanouchi Pharmaceutical Co., Ltd. (or its successor) with respect to Japan; and (b) BMSMI shall have the right to grant any other sublicenses (in addition to clause (a)) under the license set forth in the first sentence hereof solely on a product-by-product basis in connection with the license to a Third Party of rights to develop and/or commercialize a specific BMSMI Product (other than DEFINITY) that is being developed and/or commercialized by BMSMI, subject to IMCOR’s prior written approval, such approval not to be unreasonably withheld. For clarification, in the event of the grant of such a permitted sublicense with respect to a specific BMSMI Product, the sublicensed rights are granted solely with respect to the specific BMSMI Product and shall not apply or extend to any other product of such Third Party.

The license rights granted hereunder to BMSMI shall extend to BMSMI’s distributors, manufacturers, sales agents, exporters, and importers solely with respect to activities (i) authorized by and for the benefit of BMSMI or its Affiliates and (ii) directly related to the manufacture, sale, distribution, exportation, and importation of BMSMI Products for and under the direction of BMSMI or its Affiliates as agents of BMSMI or its Affiliates, and not for their own accounts. BMSMI distributors, manufacturers, sales agents, exporters, and importers shall have no direct rights under this Agreement, are not third party beneficiaries of this Agreement, and shall have no right or ability to enforce any provision of this Agreement.

2.  BMSMI hereby grants to IMCOR and its Affiliates a non-exclusive, irrevocable, fully-paid perpetual license and immunity from suit under the BMSMI Patent Rights to develop, make, have made, use, sell, offer to sell IMCOR Products in the Territory. IMCOR shall have the limited right to grant sublicenses as follows: (a) IMCOR shall have the right to grant sublicenses under the license set forth in the first sentence hereof to any entity to make, use, sell or offer to sell IMAGENT without BMSMI’s prior approval, including without limitation to Kyosei Pharmaceutical Co., Ltd. (or its successor) with respect to Japan; and (b) IMCOR shall have the right to grant any other sublicenses (in addition to clause (a)) under the license set forth in the first sentence hereof solely on a product-by-product basis in connection with the license to a Third Party of rights to develop and/or commercialize a specific IMCOR Product (other than IMAGENT) that is being developed and/or commercialized by IMCOR, subject to BMSMI’s prior written approval, such approval not to be unreasonably withheld. For clarification, in the event of the grant of such a permitted sublicense with respect to a specific IMCOR Product, the sublicensed rights are granted solely with respect to the specific IMCOR Product and shall not apply or extend to any other product of such Third Party.

The license rights granted hereunder to IMCOR shall extend to IMCOR’s distributors, manufacturers, sales agents, exporters, and importers solely with respect to activities (i) authorized by and for the benefit of IMCOR or its Affiliates and (ii) directly related to the manufacture, sale, distribution, exportation, and importation of IMCOR Products for and under the direction of IMCOR or its Affiliates as agents of IMCOR or its Affiliates, and not for their own accounts. IMCOR distributors, manufacturers, sales agents, exporters, and importers shall have no direct rights under this Agreement, are not third party beneficiaries of this Agreement, and shall have no right or ability to enforce any provision of this Agreement.

3.  For the avoidance of doubt, the foregoing licenses do not grant IMCOR any rights in DEFINITY or other BMSMI Products, or any generic version thereof, nor do they grant BMSMI any rights in IMAGENT or other IMCOR Products, or any generic version thereof.

Article III
Resolution of Intellectual Property Disputes

1.  It is the intention of the Parties to hereby resolve and settle any and all current and potential intellectual property disputes pertaining to the IMCOR Patent Rights and the BMSMI Patent Rights so as to obtain freedom to market their respective Products. In that connection, each Party shall:

[****] Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934, as amended. The confidential materials have been filed separately with the SEC.

(a)  withdraw and terminate, with prejudice, any pending oppositions, claims or other actions in any forum brought against the Patent Rights of the other Party in the United States and all countries foreign to the United States;

(b)  refrain from filing any future oppositions or other challenge against the Patent Rights of the other Party in the United States and all countries foreign to the United States; and

(c)  refrain from filing any requests for interference, reexamination or other challenge against the Patent Rights of the other Party in the United States and all countries foreign to the United States.

2.  In the event an interference is declared by the United States Patent and Trademark Office (“PTO”), the Parties shall meet and cooperate in good faith to find a just settlement in a timely and efficient manner consistent with this Agreement and the requirements of 35 U.S.C. § 135 and other applicable laws and regulations.

3.  BMSMI and its Affiliates hereby waive and fully release and discharge IMCOR and its Affiliates from any and all claims, actual and potential, which have been or could be asserted against IMCOR and its Affiliates for infringement of the BMSMI Patents within the scope of the license granted hereunder. IMCOR and its Affiliates hereby waive and fully release and discharge BMSMI and its Affiliates from any and all claims, actual and potential, which have been or could be asserted against BMSMI and its Affiliates for infringement of the IMCOR Patents within the scope of the license granted hereunder.

Article IV
Right of First Negotiation

1.  IMCOR shall have a right of first negotiation with respect to any one or more of the Option Products. At any time during the period ending on the first anniversary of the Effective Date (the “IMCOR Option Period”), IMCOR shall have the right to require that BMSMI enter into good faith negotiations to grant IMCOR an exclusive license on commercially reasonable terms for the U.S. only to develop and commercialize one or more of the Option Products for use for the applicable diagnostic medical imaging or therapeutic applications (the “RP License”). Such RP License shall include a signing payment to BMSMI of at least [****] for each product licensed. During the IMCOR Option Period, BMSMI shall not enter into an agreement or make any commitment or arrangement with any Third Party with respect to rights substantially similar to the RP License or which would otherwise interfere with IMCOR’s RP License or right of first negotiation.

2.  IMCOR shall exercise its right of first negotiation by delivering a written request therefor to BMSMI during the IMCOR Option Period. Upon delivery of such written request by IMCOR, the Parties shall enter into good faith negotiations with respect to such RP License for a period of 120 days following such written request. If IMCOR and BMSMI do not enter into an agreement with respect to such RP License during such 120 day period, BMSMI will be free to enter into negotiations with respect to such RP License with any Third Party; provided that, during the one year period following the end of such 120 day period, BMSMI shall not enter into an agreement with any Third Party under financial and other material terms which are in the aggregate less favorable to BMSMI than the terms last offered to IMCOR without first offering in writing such terms to IMCOR.

Article V
Maintenance of Patent Rights

1.  IMCOR and BMSMI shall be solely responsible for the prosecution and maintenance of their respective Patent Rights; and either Party may cease prosecution and maintenance of any or all of such Party’s Patent Rights at any time without obligation to the other Party.

2.  Each Party shall have the sole right (but not obligation) to bring and control, at its own expense, any infringement action against any person or entity infringing such Party’s Patent Rights, and any recovery realized as a result of such action shall belong to the Party enforcing its Patent Rights. For clarification, neither Party shall have any right to enforce the other Party's Patent Rights against any Third Party.

Article VI
Payments

1.     (a)      As soon a practicable after the Effective Date, but not more than 10 business days after the Effective Date, BMS shall pay (or direct its Affiliate to pay) to IMCOR a signing payment of $4,000,000.00.

(b)  BMS shall purchase 4,500 shares of IMCOR’s Series A Convertible Preferred Stock for an aggregate purchase price of $4,500,000.00 (which shall not exceed 19.9% of IMCOR’s outstanding common stock on an as-converted fully diluted basis). In accordance with the Securities Purchase Agreement, such 4,500 shares of Series A Convertible Preferred Stock shall be convertible (subject to adjustment for dilution in accordance with the Securities Purchase Agreement) to 16,666,667 shares of IMCOR Common Stock. Such purchase price will be payable by BMSMI to IMCOR concurrently with the execution and delivery of the Securities Purchase Agreement and the issuance and delivery to BMSMI of certificates or other satisfactory evidence representing such shares of Series A Convertible Preferred Stock.

2.  The payments referred to in Section 1 above shall be made in cash or same day Federal funds delivered by wire transfer to an account designated by IMCOR. Concurrently with BMSMI’s payment pursuant to Section 1(b), IMCOR shall deliver one or more certificates representing fully paid and non-assessable shares of Series A Convertible Preferred Stock to, or as directed by, BMSMI. At that time, the Parties will also execute and deliver the Securities Purchase Agreement with commercially reasonable terms and in a form mutually agreeable to the Parties.

3.  Except as provided in this Article VI, no Party shall have any obligation to make any royalty or other payments to the other Party pursuant to this Agreement. Each Party shall bear its own costs and expenses, including, without limitation, its attorney’s fees, relating to any action to be taken or having been taken in respect to this Agreement.

Article VII
Representations and Warranties

1.  Each Party makes the following representations and warranties to the other Party:

(a)  each Party is a corporation duly organized and validly existing and in good standing under the laws of the state or country in which it is organized and has all requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby and to require its Affiliates to abide by its terms and conditions;

(b)  all requisite corporate action on the part of each Party has been completed for the authorization of the execution and delivery of this Agreement and the performance of the transaction contemplated hereunder;

(c)  this Agreement is, and such transactions will be, valid and binding obligations of each Party enforceable in accordance with their respective terms; and

(d)  the execution, delivery and performance of this Agreement and the consummation of transactions contemplated hereby do not and will not violate the provisions of any Party’s certificate of incorporation or bylaws or similar documents or the provisions of any agreements, contracts, note, indenture, lease, license, permit or other instrument or obligation to which it is a party, or violate any applicable law, order, rule or regulation.

2.  BMSMI hereby represents and warrants that:

(a)  BMSMI has the full right, power, and corporate authority to enter into this Agreement and to make the promises and grant the licenses set forth herein, and that this Agreement is enforceable against it in accordance with its terms;

(b)  BMSMI is the sole owner of all right, title, and interest in and to, or is the exclusive licensee with respect to, the BMSMI Patent Rights and has the full right, power and ability to grant the licenses and provide immunity from suit in, to and for the BMSMI Patent Rights in the Field as set forth in this Agreement;

(c)  BMSMI is not a party to any agreement or other binding commitment or obligation of any kind, the terms of which (i) conflict with the covenants and obligations of BMSMI under this Agreement or the rights granted by BMSMI to IMCOR under this Agreement or (ii) diminish limit, or impair the rights granted by BMSMI to IMCOR in this Agreement or the ability of BMSMI to perform its covenants and obligations under this Agreement; and

(d)  BMSMI will not after the Effective Date enter into any agreements, contracts or other arrangements with others that would be inconsistent with or in conflict with or in derogation of IMCOR's rights and licenses under this Agreement or BMSMI's obligations under this Agreement.

[****] Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934, as amended. The confidential materials have been filed separately with the SEC.

3.  IMCOR hereby represents and warrants that:

(a)  IMCOR has the full right, power, and corporate authority to enter into this Agreement and to make the promises and grant the licenses set forth herein, and that this Agreement is enforceable against it in accordance with its terms;

(b)  IMCOR is the sole owner of all right, title, and interest in and to the IMCOR Patent Rights and has the full right, power and ability to grant the licenses and provide immunity from suit in, to and for the IMCOR Patent Rights in the Field as set forth in this Agreement;

(c)  IMCOR is not a party to any agreement or other binding commitment or obligation of any kind, the terms of which (i) conflict with the covenants and obligations of IMCOR under this Agreement or the rights granted by IMCOR to BMSMI under this Agreement or (ii) diminish limit, or impair the rights granted by IMCOR to BMSMI in this Agreement or the ability of IMCOR to perform its covenants and obligations under this Agreement; and

(d)  IMCOR will not after the Effective Date enter into any agreements, contracts or other arrangements with others that would be inconsistent with or in conflict with or in derogation of BMSMI's rights and licenses under this Agreement or IMCOR's obligations under this Agreement.

4.  BMSMI represents and warrants to IMCOR that as of the Effective Date, BMSMI and its Affiliates do not have the right, or the right to grant licenses to others, to make, use or sell any Targeted Agents, under the following BMSMI Patent Rights: [****]; and all foreign counterparts thereof.

5.  No Party makes any warranties or representations, either express or implied, and no Party shall have or assume any liability or responsibility whatsoever with respect to:

(a)  the design, manufacture, use, marketing, warranties, or sale or other disposition by the other Party of the other Party’s Product, even if the other Party’s Product makes use of any inventions claimed in the Patent Rights of the first Party;

(b)  the scope, validity or enforceability of its Patent Rights;

(c)  whether the exercise by the other Party of the rights granted hereunder will infringe patents or other intellectual property rights owned by Third Parties.

6.  No Party shall have any liability or responsibility whatsoever for damage to property or personal injury caused by the other Party’s Products.

7.   EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT.

Article VIII
Duration

1.  Term.   The term of this Agreement shall commence on the Effective Date and shall continue until the expiration of the last to expire of the Patent Rights; provided, that in no event shall this Agreement terminate prior to the expiration of all time periods regarding IMCOR’s right of first negotiation set forth in Article IV above.

2.  Bankruptcy.   The Parties expressly agree that in the event any Party becomes a debtor under Title 11 of the United States Code, 11 U.S.C. § 101, et seq. (the “Bankruptcy Code”), this Agreement shall constitute an executory contract, subject to the provisions of 11 U.S.C. § 365. The Parties further expressly agree and acknowledge that under this Agreement, each Party “is a licensor of a right to intellectual property” for the purposes of 11 U.S.C. § 365(n), and that in the event one Party becomes a debtor under the Bankruptcy Code, the other Party, as licensee, shall be entitled to all of the protections set forth and contained in 11 U.S.C. § 365(n).

3.  Survival.   The expiration of this Agreement shall not affect the Parties’ rights and obligations under any RP License, the terms of the Series A Convertible Preferred Stock or the Securities Purchase Agreement related thereto as described in Section 2 of Article VI, and the confidentiality obligations in Article IX, which shall survive termination hereof in accordance with their respective terms.

Article IX
Confidentiality

1.  Except as expressly provided herein, the receiving Party shall keep confidential and shall not publish or otherwise disclose to any Third Party and shall not use for any purpose other than to perform the activities contemplated by this Agreement any Confidential Information furnished to it by the disclosing Party pursuant to this Agreement, except to the extent that it can be established by the receiving Party by competent proof that such Confidential Information (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; (d) was lawfully disclosed to the receiving Party by a Third Party, provided that such Third Party is not under a confidentiality obligation with respect to such Confidential Information to the disclosing Party; (e) was independently developed by the receiving Party without reference to the disclosing Party’s Confidential Information as evidenced by written documentation; (f) is required to be disclosed by a Party (A) to any governmental or other regulatory agency, including, without limitation, the U.S. Food and Drug Administration, as necessary to obtain authorization to conduct clinical investigations or to market products to the extent necessary to obtain such authorization, or (B) to its permitted sublicensees in order to practice under the sublicense granted thereto, provided that such sublicensees agree to be bound by equivalent confidentiality obligations as are contained in this Agreement; or (g) is required to be disclosed by either Party to comply with applicable law, governmental regulation or court order, provided that if a Party is required to make any such disclosure of the disclosing Party’s Confidential Information, it will give reasonable advance written notice to the latter Party of such disclosure and will use reasonable efforts to secure confidential treatment of such information prior to this disclosure (whether through protective orders or otherwise). The existence and the terms and conditions of this Agreement that the Parties have not specifically agreed to disclose pursuant to Section 2 and Section 3 below shall be considered Confidential Information of both Parties. Either Party may disclose such terms to a bona fide potential investor, investment banker, acquiror, merger partner or other potential financial partner, and their attorneys and agents, provided that each such person to whom such information is to be disclosed is informed of the confidential nature of such information and has entered into a written agreement with the Party requiring such person to keep such information confidential.

2.  Securities Filings.   In the event either Party proposes to file with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction a registration statement or any other disclosure document which describes or refers to this Agreement under the Securities Act of 1933, as amended, the Securities Exchange Act, of 1934, as amended, or any other applicable securities law, the Party shall notify the other Party of such intention and shall provide such other party with a copy of relevant portions of the proposed filing not less than ten (10) business days prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including any exhibits thereto relating to the Agreement, and shall use reasonable efforts to obtain confidential treatment of any information concerning the Agreement that such other Party requests be kept confidential, and shall only disclose Confidential Information which it is advised by counsel is legally required to be disclosed. The Party receiving notice shall respond with any comments within five (5) business days after receipt of such notice and failure to do so shall be deemed acceptance of the disclosure as proposed in the notice. No such notice shall be required under this Section 2 if the substance of the description of or reference to this Agreement contained in the proposed filing has been included in any previous filing made by the either party hereunder or otherwise approved by the other Party.

3.  Publicity.   Upon execution of this Agreement, the Parties shall issue the press release announcing the existence of this Agreement in the form and substance previously agreed to in writing by the Parties. Any announcements or similar publicity with respect to this Agreement shall be agreed upon between the Parties in writing in advance of such announcement.

Article X
Miscellaneous

1.  No Other Rights.   Neither Party shall have any obligation to transfer any know-how, materials, technology or information to the other Party or to perform any research, manufacturing or other services under, or in connection with, this Agreement, except as expressly set forth herein or in any RP License.

2.  Notices.   All notices or communications required pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the date of receipt if delivered by hand, international overnight courier, confirmed facsimile transmission, or registered or certified mail (return receipt requested, postage prepaid) to the following addresses or facsimile numbers:

(a)	For IMCOR:

IMCOR Pharmaceutical Co.
6175 Lusk Boulevard
San Diego, CA 92121
Fax: 858 410-5161
Attn.: Taffy Williams, Chief Executive Officer

With a copy simultaneously sent to Jack DeFranco at the same address

(b)	For BMSMI:

Director, Business and Commercial Development
Bristol-Myers Squibb Medical Imaging, Inc.
331 Treble Cove Road
North Billerica, Massachusetts, USA 01862
Facsimile: 978-671-8355

With copy to:

Vice President & Senior Counsel, Corporate Development
Bristol-Myers Squibb Company
P.O. Box 4000
Route 206 and Province Line Road
Princeton, New Jersey, USA 08543-4000
Facsimile: 609-252-4232

3.  Governing Law.   The Parties agree that this Agreement shall be governed by the laws of the State of New York without reference to conflict of laws principles.

4.  Entire Agreement.   This Agreement, including all Exhibits attached hereto and all documents delivered concurrently herewith, set forth all the licenses, covenants, promises, agreements, warranties, representations, conditions, and understandings between the Parties hereto and supersede all prior agreements and understandings between the Parties relating to the subject matter hereof, none of which prior agreements and understandings shall have any force or effect, provided however, that the obligation under the confidential disclosure agreements entered into between the Parties before the Effective Date shall continue in full force and effect with respect information disclosed between the Parties prior to the Effective Date.

5.  Severability.   In the event that any provision of this Agreement shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof and the Parties shall negotiate in good faith to modify the Agreement to preserve their original intent in a valid and enforceable manner.

6.  Amendment; Waiver.   This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both Parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fall to act in any other instance, whether or not similar.

7.  Assignment.   This Agreement shall be binding upon each of the Parties and their respective successors and permitted assigns. This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligation hereunder be assigned or transferred, by any of the Parties without the consent of the other Party; provided however, that a Party may, without such consent assign the Agreement and its rights and obligations hereunder to an Affiliate, and shall assign its rights and obligations under this Agreement to any Third Party to whom it sells, transfers or assigns (or who is otherwise the successor to such Party) all or substantially all of its Patent Rights or assets related to such Patent Rights. In all events, this Agreement shall be binding on the Parties successors. Any successor or assignee shall assume all the rights and obligations of its predecessor or assignor under the Agreement.

In the event of any such permitted assignment of this Agreement by a Party to a successor entity as a result of any merger, acquisition, by operation of law, or any similar transaction, the license rights under the Patent Rights granted to such Party shall not apply or extend to any product of the successor entity that is being clinically developed, made for commercial distribution or clinical studies, or marketed by such successor entity prior to such assignment of this Agreement to the successor.

Neither party shall assign, by operation of law or otherwise, any of its Patent Rights licensed hereunder to a Third Party without such Third Party agreeing to (1) be bound in writing by the license granted hereunder and other provisions of this Agreement and (2) provide the other, non-assigning Party to this Agreement a license and immunity from suit with respect to any patent rights owned, licensed or controlled by the Third Party, which license and immunity from suit shall be commensurate in scope with the licenses and immunities from suit granted in this Agreement.

8.  Construction.   This Agreement shall be deemed to be the joint work product of both Parties and shall not be construed against one or the other Party. The article, section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said articles, sections or paragraphs. The word “including” (or variations thereof) shall be construed to mean “including without limitation.”

9.  Relationship of the Parties.   Nothing herein shall be construed as creating an employer/employee relationship, agency relationship, partnership or joint venture. Neither Party shall take any action that purports to bind the other.

10.  Use of Trademark and Name.   Except as set forth in Article IX, neither Party shall use the other Party’s name or trademarks, directly or indirectly, without the prior written consent of the other Party.

11.  Exhibits.   All Exhibits hereto and referenced herein are hereby made a part of this Agreement.

12.  Counterparts.   This Agreement may be signed in counterpart, each of which shall be deemed to be an original. Signatures shall be provided by facsimile transmission, with original signatures following by mail.

IN WITNESS WHEREOF, the undersigned Parties have caused the Agreement to be executed and delivered by their duly authorized representatives.

IMCOR Pharmaceutical Co.	Bristol-Myers Squibb Medical Imaging, Inc.

By: _____________________________________	By: ______________________________________
Name: ___________________________________	Name: ____________________________________
Title: ____________________________________	Title: _____________________________________
Date:____________________________________	Date: _____________________________________

Bristol-Myers Squibb Company

By: ______________________________________
Name: ____________________________________
Title: _____________________________________
Date: _____________________________________

[****] Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934, as amended. The confidential materials have been filed separately with the SEC.

Exhibit A

BMSMI Patent Rights are defined as set forth in Article I of the Agreement, and shall include, but not be limited to, the following patents and patent applications:

[****]

[****] Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934, as amended. The confidential materials have been filed separately with the SEC.

Exhibit B

IMCOR Patent Rights are defined as set forth in Article I of the Agreement, and shall include, but not be limited to, the following patents and patent applications:

[****]